UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2011

ARGENTEX MINING CORPORATION
(Exact name of registrant as specified in its charter)

British Columbia
(State or other jurisdiction of incorporation)

000-49995
(Commission File Number)

71-0867623
(IRS Employer Identification No.)

Suite 835 - 1100 Melville Street, Vancouver, BC  V6E 4A6
(Address of principal executive offices and Zip Code)

604.568.2496
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Termination of a Material Definitive Agreement

On May 26, 2011, we announced the execution of an engagement letter with an agent and the commencement of a brokered private placement offering.  In light of recent market turmoil, we decided to discontinue that private placement offering and, on June 13, 2011, the agent and we terminated our engagement letter for our mutual convenience.

Item 3.02	Unregistered Sales of Equity Securities

On June 13, 2011, one of our investors exercised a share purchase warrant pursuant to which it purchased 255,000 of our common shares at an exercise price of $0.65 per share for gross proceeds to our company of $165,750. This investor is not a U.S. person (as that term is defined in Regulation S promulgated under the Securities Act of 1933), this transaction took place outside of the United States and, in issuing these shares, we relied on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 8.01	Other Events

A copy of our news  release dated June 15, 2011 is furnished herewith.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

99.1         News Release dated June 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGENTEX MINING CORPORATION

/s/ Jeff Finkelstein
By:  Jeff Finkelstein, Chief Financial Officer and Treasurer
Date: June 15, 2011